Exhibit 10.4

Equity Pledge Agreement

The Equity Pledge Agreement (“the agreement”) has been signed by the following three parties in Shenzhen City of the People’s Republic of China (“China”) on May 28, 2020:

(1) Lixin Cai , Chinese citizens (hereinafter referred as “pledgee”, Id Card No.: 330501198809306554, Address: No. 24, Xidou, Zhitou Village, Shuanglin Town, Nanxum District, Hunzhou City, Zhejiang Province, China.;)

(2) CXJ Technology (Hangzhou) Co., Limited (“The Company”),a legal person of social organization founded and existed according to Chinese laws, with the address: Room 1903-1, Xizi International Center, Jianggan District, Hangzhou City, Zhejiang Province, China; and

(3) CXJ (Shenzhen) Technology Co., Limited (“pledgee”), a wholly foreign-owned enterprise founded and existed according to Chinese laws, with the registered address: 3607B1, Block A, Xinghe Shiji Building, Southwest of the junction of Shenzhen Avenue and CaiTian Road, Futian District, Shenzhen City, China.

Preface

1. The pledgee is a limited company, which is registered and founded according to the laws of the People’s Republic of China (hereinafter referred as “China”), having the professional knowledge, capacity and resources providing consulting and service.

2. The pledgor is the shareholder of the company. The pledgor has all issued stock rights (100%) in the company.

3. While the pledgee is signing the agreement with the company, it is also signing a consulting service agreement with the company (hereinafter referred as “Consulting Service Agreement” or “Service Agreement”). According to the service agreement, the company shall pay to the pledgee technical consulting and service charge (hereinafter referred as “Consulting Service Charge” or “Service Charge”), which shall be taken as the return for the pledgee to provide consulting and relevant service to the company.

4. The pledgee and pledgor have signed a loan contract on May 28, 2020 (hereinafter referred as “Loan Contract”).

5. In order to make sure that the company implements its obligations under the terms in the consulting service agreement and provide extra guarantee for the pledgee to forcibly exercise its rights to collect consulting service charge from the company, as well as provide guarantees for the loan contract, the pledgor agrees to pledge all stock right of the company held by itself.

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Therefore, through the mutual negotiation between the company and the pledgor, they have specially signed the agreement. The specific terms in the agreement are shown as follow:

1. Definition and interpretation

Unless otherwise stipulated in the agreement, the following terms have the following corresponding meanings:

1.1 “Signing parties” mean all signing parties in the agreement, including pledgee, the company and pledgor (singly referred as “one party”).

1.2 Refer to article 2 in the agreement for the definition of “pledge “.

1.3 “Stock right” means all stock rights legally held by the pledgor in the company.

1.4 “Validity of the pledge” means the term regulated in Article 3.2 in the following text.

1.5 “Default events” mean any event regulated in Article 7.1 in the following text.

1.6 “Default notices” mean the default notice issued by the pledgee according to the agreement.

2. Pledge

The pledgee agrees to pledge the stock right of the company held by it (hereinafter referred as “collateral security”) to the pledgee, which shall be taken as the guarantee for the company to implement its obligations under the terms of the consulting service agreement and the obligations under the loan contract. The pledge under the terms of the agreement means the rights owned by the pledgee, which means the pledgee shall have the right to discount the stock right pledged to it by the pledgor or be preferentially compensated in the price obtained in the way of auctioning or selling such stock right.

3. Validity of the pledge

2.1 The pledge shall take effect since the day when the stock right under the terms of the contract is pledged to the pledgee and recorded in the register book. The validity of the pledge shall be two (2) years after the obligations under the terms of the consulting service agreement are implemented.

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2.2 With the validity of the pledge, if the pledgor fails to perform its obligations under the Consulting Service Agreement and the Loan Contract and the Company fails to pay the consulting service charge under the Consulting Service Agreement, the pledgee shall have the right to exercise the voting rights contained in the pledged assets or to control, sell or dispose the pledged assets under the Agreement.

2.3 During the period of validity of the pledge, the pledgee shall be entitled to any and all dividends distributed or paid pursuant to the Agreement in connection with the stock right.

4. Pledge procedure and registration

The pledge under the terms of the agreement shall be recorded in the register of shareholders of the company. The pledgor shall go through the procedures for the registration of pledge with the Administration for Industry and Commerce within 10 working days since the effective date of the agreement.

5. Statement and promise of the pledgor

5.1 The pledgor is the legal owner of the pledged stock right.

5.2 The Pledgor has never pledged equity to any other contracting party other than the pledgee, or never set other rights over equity for the benefit of any person other than the pledgee.

6. Promises of the pledgor

6.1 The pledgor promises to the pledgee, within the period of the validity of the agreement:

6.1.1 Without the prior written consent from the pledgee, the pledgor shall not transfer or assign the stock right, nor shall it establish any pledge on the equity that may adversely affect the rights or interests of the pledgee, nor shall it be permitted to establish any such pledge.

6.1.2 The pledgor shall observe and execute laws and regulations relating to the pledge; notify the pledgee such notice, order or suggestions within five (5) days after receipt of the notice, order or suggestions issued or made by the competent authority concerning the pledge and follow such notice, orders or suggestions; or raise an objection to above matters under the case when the pledgee makes a reasonable request or with the consent of the pledgee.

6.1.3 When any part, which appears and may affect the equity or the right of the pledgor, or has any guarantee and obligations of the pledgor under the terms of the agreement changed, events appear, which may affect the pledgor to implement its obligations under the terms of the agreement, or receiving any notice, which may have such influence, the pledgor shall notify the pledgee in time.

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6.2 The pledgor agrees that the pledgee’s pledge achieved under the agreement shall not be suspended for any legal proceedings brought by the pledgor or any successor of the pledgor or any person authorized by the pledgor or any other person, or subject to such legal proceedings.

6.3 The pledgor promises to the pledgee that in order to make sure that the service charge is paid or the guarantee to the payment of the service charge is perfected, it shall sign and promote other parties sharing rights and interests in the pledge to sign all relevant property certificates and contracts, adopt and promote other parties sharing the right and interest in the pledge to adopt relevant measures according to the requirements of the pledgee and provide convenience to the pledgee when the pledgee exercises the rights and interests and limits of authority granted by the agreement based on the principle of integrity.

6.4 The pledgor promises to pledgee that it shall sign all amended versions of the agreement relating to the registered pledge (if applicable and necessary) and provide necessary notices, orders and letter of decision to the pledgee within the reasonable term under the case that the pledgee puts forward the requirements.

6.5 The pledgor promises to the pledgee that it shall follow and implement all guarantee, promises, pledges, statement and conditions made or put forward for the interest and right of the pledgee. For the loss suffered by the pledgee due to that the pledgor does not implement or finish implementing such guarantee, promises, pledges, statement and conditions, the pledgor shall compensate.

7. Default event

7.1 The following events shall be considered to be defaults:

7.1.1 If the agreement is considered to be illegal by Chinese competent authority, or the pledgor can not go on implementing its obligations under the terms of the agreement due to any other reason beyond the force majeure;

7.1.2 The company does not pay the service charge in full within the period specified in the Service Agreement

7.1.3 Any statement or guarantee made by the pledgor in article 5 in the agreement are seriously false or misleading, and/or the pledgor breaches any guarantee made in article 5 in the agreement;

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7.1.4 The pledgor breaches its commitments made under Article 6 in the agreement;

7.1.5 The pledgor violates the terms or conditions in the agreement.

7.1.6 The pledgor shall give up or transfer or assign the pledged equity without the prior written consent from the pledgee;

7.1.7 The company is unable to meet its general or other debts;

7.1.8 Any property of the pledgor is adversely affected, so that the pledgee considers that the pledgor’s ability to perform its obligations under the agreement is also adversely affected;

7.1.9 The derivative company or agent of the company can perform only part obligations of the company under the service agreement or refuse to perform payment obligations of the company under the terms of the service agreement;

7.1.10 Other terms of the agreement are violated for the pledgor’s act or omission.

7.2 If the pledgor becomes aware of or finds any event under Article 7.1 in the agreement or any event that has or may cause the appearance of above events, the pledgor shall immediately notify the pledgee in writing.

7.3 Unless the default events under Article 7.1 in the agreement have been resolved to the satisfaction of the pledgee, the pledgee may send a written notice about the default to the pledgor and require the pledgor to pay immediately and in full the unpaid service charge under the terms of the service agreement, as well as the principal and interest payable under the loan contract, or exercise other rights in accordance with Article 8 hereof at any time upon or after the occurrence of any default event.

8. Exercise of Right of Relief

8.1 Measures the secured party have the right to adopt

The pledgor shall irrevocably appoint the pledgee as its agent. The agency rights of the pledgee include the implementation of guarantee clauses in the agreement, any measure necessarily or properly taken in order to realize all purposes in the agreement, or necessary or proper conclusion of any legal document required to realize all purposes in the agreement. If any default event appears, or any default event is occurring, the pledgee shall have the right to exercise the following rights and powers:

8.1.1	to collect back, check and/or acquire all funds, incomes and other funds, as well as the property arising from the collateral security at present or in the future through the legal procedures or in other ways;

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8.1.2	to enter into any extension agreement, reorganization agreement, deposit agreement, merger agreement, consolidation agreement or other agreement in connection with the collateral security, or pledge, give up, accept, hold or use other property in exchange for the collateral security;

8.1.3	to transfer the collateral security to itself or the designated person under its name or the designated person’s name;

8.1.4	to conduct the compromise or settlement, which it considers proper and be related to the collateral security, and take measures, which it thinks proper and is related to collateral security;

8.1.5	to notify any debtor in connection with any collateral security to pay directly to the pledgee;

8.1.6	The pledgor shall stop exercising its all rights, including the right to vote and other rights, which they agree, and then can be exercised (i.e. the rights they can also exercise under other cases where the pledgor does not adopt any measure or send any notice). In addition, all such rights shall belong to the pledgee right away;

8.1.7	The pledgor shall cease to exercise its right authorized to collect and retain allotments in relation to collateral security under other circumstances. And all such rights shall belong to the pledgee right away;

8.1.8	in order to allow the pledgee to exercise the right to vote and other rights as it may be entitled to, and in order to enable the pledgee to obtain all allotments to which it may be entitled, the pledgor shall sign and deliver to the pledgee related legal documents as the pledgee may require it to sign.

The pledgor hereby issues a power of attorney, which is irrevocable and exclusive, to the pledgee. Pursuant to this power of attorney, the pledgee is fully authorized to take all measures permitted under this term (i.e. Term 8.1) by means of representing and taking the place of the pledgor. After the occurrence of any default event, this power of attorney shall automatically become effective as long as such default event continues and no action is required by any person (including the transfer of any collateral security). However, the pledgee has no obligation to exercise or maintain any such right. Even if it does not exercise or delays in exercising any such right, it does not need to undertake any responsibility for this.

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8.2 Default events and relief.

If any default event appears, in addition to all rights and interests and right of relief it can acquire according to the current effective Chinese laws, the pledgee can also implement any of the following actions under the case of not notifying or exhorting the pledgor:

8.2.1 to ask the pledgor to pay all funds at once, which are due and have not been paid under the terms of the consulting service agreement;

8.2.2 to implement foreclosure to the collateral security, or enforce the security interest of the pledgee in any manner permitted by law or regulated in the agreement;

8.2.3 to terminate the agreement according to the regulations of Article 11;

8.2.4 Exercise any and all of its rights as the beneficiary and legal owner of the collateral security, including but not limited to perfect, transfer and exercise any and all voting rights in connection with any collateral security, the rights and powers and other rights and powers, which can be exercised by mutual consent;

8.2.5 When default event appears, any and all rights and interests and right of relief exercised by it as the person enjoying the security right according to applicable laws.

8.3 The pledgee shall send a notice about the breach to the pledgor when pledgee exercises its right of relief under the terms of the agreement.

8.4 Subject to Term 7.3, the pledgee may exercise its right of relief under the terms of the agreement any time after notice about breach has been given pursuant to the regulation of the term.

8.5 The pledgor shall have the right to discount all or partial stock rights pledged to it according to the agreement and legal procedure, or preferentially be compensated based on the price and funds achieved in the way of auctioning or selling such stock rights, until the unpaid service charge under the terms of the service agreement are paid off.

8.6 The pledgor shall not obstruct the pledgee from exercising the rights of the pledgee under the agreement, but shall provide necessary assistance, so that the pledgee can fully exercise its rights.

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9. Transfer

9.1 Without the prior agreement from the pledgee, the pledgor shall not assign or transfer its rights and obligations under the terms of the agreement.

9.2 The agreement shall have the binding force to the pledgor, its successors, pledgees, and succession company and assignee.

9.3 The pledgee may at any time assign or transfer all or any of its rights and obligations under the service agreement to any person (natural person or legal entity) designated by it.In such case, the assignee shall enjoy all rights of the pledgee under the agreement and assume all obligations of the pledgee under the agreement.Where the pledgee assigns or transfers its rights and obligations under the service agreement, the assignment or transfer shall take effect after the pledgee has delivered a written notice to the pledgor. At the request of the pledgee, the pledgor shall sign the agreements and/or documents relating to the transfer or assignment.

9.4 If the agreement is transferred or assigned due to the change of the control right of the pledgee, for the successors of the pledgee, a new pledge contract shall be signed.

10. Commission charges, expenses and other charges

10.1 The pledgor shall bear all costs and actual expenses in connection with the agreement, including but not limited to attorney’s fees, production costs, stamp duty and other taxes and fees. If the pledgee pays relevant taxes in accordance with applicable laws, the pledgor shall reimburse the pledgee in full for such taxes paid by the pledgee.

10.2 The pledgor shall be liable for all expenses incurred as a result of the pledgee’s failure to pay any tax payable or failure to pay any relevant fees or charges resulting in the pledgee’s recourse against it in any way or manner (including but not limited to any tax, commission, management fees, legal costs, attorney’s fees, and insurance premiums in connection with the disposition of the pledge).

11. Force majeure

11.1 “Force majeure” means any unforeseeable events beyond the reasonable control of each Contracting Party and cannot be prevented by taking reasonable measures, including but not limited to act of government, Acts of God, fires, explosion, typhoon, flood, earthquakes, tides, lightning strikes and wars. However, any shortage of credit, funds or financing shall not be deemed to be an event beyond the reasonable control of the Contracting Parties.The contracting party affected by any force majeure shall promptly notify the other contracting parties of the events leading to its release from liability.

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11.2 In the event that a party affected by force majeure delays in performing or is unable to perform its obligations under the agreement, such party shall not be liable for undertaking any responsibility of compensation for damage resulting therefrom. However, such liability exemption scope only covers such liability of compensation for damage.

12. Confidentiality.

All contracting parties admit that any verbal or written materials relating to the agreement shall be confidential. All contracting parties shall be confidential to all such documents. Without prior written agreement from other contracting parties, any contracting party shall not disclose to any third party such materials, excluding the following documents: (1) the materials the public have known or will know, even if any signing party of the agreement does not disclose it; (2) materials required to be disclosed by law or the rules of the relevant stock exchange; or (3) materials, which are related to this transaction, but has been disclosed to legal or financial advisers of other contracting parties, in the premise that such advisors shall keep confidential of such materials. The behavior of the staff of any contracting party or the institute employed by such contracting party to disclose the confidential information shall be deemed as the behavior of such contracting party. Therefore, all contracting parties shall be responsible to such behaviors.

14. Dispute Resolution.

14.1 The agreement is governed and interpreted by Chinese laws.

When all contracting parties have any dispute about the interpretation and implementation of the terms under the agreement, all contracting parties shall kindly negotiate and solve the dispute. If the negotiation fails, either party can submit relevant dispute to China International Economic and Trade Arbitration Commission for arbitration according to the effective arbitration rules then. The arbitration site is Shenzhen and the language used for the arbitration is Chinese. The arbitration decision is final and binding to all contracting parties. The regulation of the provision shall not be affected by the termination or removal of the agreement.

Except the matters about the appearance of disputes, all contracting parties shall continue to implement their obligations according to the regulations of the agreement based on the Principle of Good Faith.

15. Notice.

Any notice given by all parties for the purpose of exercising their rights and performing their obligations under this Agreement shall be in writing. If the notice is delivered to the recipient by hand, the time of delivery shall be the time when the addressee actually receives the notice; and if the notice is sent by fax, the time of delivery is when the notice is sent.If the date on which the notice is received by the addressee is not a working day, or if the addressee receives the notice after business hours, the notice shall be served on the working day following that day. All notices under the agreement shall be delivered to the address of each contracting party set forth in the first part of the agreement or such other addresses as each contracting party may specify in writing from time to time (including by fax).

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16. Entire agreement.

All contracting parties agree that the agreement has constituted the entire agreement reached by all contracting parties for the subject in the agreement, and shall replace all formerly verbal and/or written agreements and understandings entered into by all parties in connection with the agreement.

17. Severability.

The validity and enforceability of the remaining provisions of the agreement shall not be affected if any provision of the agreement is held to be invalid or unenforceable due to non-compliance with relevant laws.

18. Attachment

The attachment of the agreement constitutes integral part of the agreement.

19. Amendment or supplement

19.1 The agreement may be amended or supplemented by a separate written agreement among all contracting parties hereto, provided, however, that such revised text is duly signed by all parties hereto. Such revised text shall form part of the agreement and shall have the same legal force and effect with the agreement once it is signed by all contracting parties.

19.2 The agreement and any amendment, modification, supplement, addition or alteration to the agreement shall be in writing and shall come into force upon execution by all contracting parties hereto.

20. Language and copies of the agreement.

The agreement is in triplicate, with each party holding one original copy. And all original copies shall have the same legal force.

[Signing page below]

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All contracting parties have promoted their own legal person and their representatives formally authorized to formally sign the agreement on the date stated in the first part of the agreement. This is hereby to prove.

Pledgee:	CXJ (Shenzhen) Technology Co., Limited

	Signature:	/s/ Lixin Cai
	Name:	Lixin Cai
	Position:	Legal representative, Director

The company:	CXJ Technology (Hangzhou) Co., Limited

	Signature:	/s/ Lixin Cai
	Name:	Lixin Cai
	Position:	Legal representative, Director

Pledgor:	Lixin Cai

	Signature:	/s/ Lixin Cai
Chinese Id Card No.: 330501198809306554

Dated: May 28, 2020

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Attachment 1

CXJ Technology (Hangzhou) Co., Limited

(hereinafter referred as “the company”)

Resolution of shareholders’ meeting

Whereof, the shareholders of the company have agreed to pledge all shares of the company held according to the Equity Pledge Agreement signed among CXJ (Shenzhen) Technology Co., Limited, the company and the shareholders of the company on May 28, 2020.

Whereof, the behavior of the company’s shareholders of signing the Equity Pledge Agreement serves the best interest of the company.

This is hereby to reach the resolution that it is approved that the shareholders of the company pledge all their shares of the company under the Equity Pledge Agreement.

The resolution is signed and submitted by the following undersigned shareholders on May 28, 2020:

Shareholder:

Signature: /s/ Lixin Cai
Chinese identity card No.: 330501198809306554

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